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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 12, 1993, except as to Note 13 which is as of December 29, 1993, relative to Burks Pumps, Inc.'s consolidated financial statements for the year ended December 31, 1992, appearing in Crane Co.'s Current Report on Form 8-K dated January 12, 1994, as amended by Form 8-K-A dated January 26, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/  Price Waterhouse
     PRICE WATERHOUSE

     St. Louis, Missouri
     May 18, 1994